UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
(Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 13, 2008, the Board of Directors of Omni Financial Services, Inc. (the “Company”) approved the delisting of the Company’s common stock from the Nasdaq Stock Market (“Nasdaq”) on a voluntary basis.  The common stock is currently listed on the Nasdaq Global Market.  On July 15, 2008, the Company issued a press release and notified Nasdaq of its intention to delist the common stock.  The Company anticipates that Nasdaq will suspend trading in the common stock within 10 days after the date of the press release.  The Company plans to  file a Form 25 with the Securities and Exchange Commission (“SEC”) on or about July 25, 2008, with the delisting becoming effective ten days thereafter.  A copy of the press release is attached hereto as Exhibit 99.1.

The Company has previously reported its receipt of notices from Nasdaq indicating that the Company is not in compliance with the following Nasdaq Global Market listing requirements:  (i)  Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with the SEC; (ii) Marketplace Rule 4450(a)(2), which requires a minimum market value of publicly held shares (“MVPHS”) of $5,000,000; and (iii) Marketplace Rule 4450(a)(5), which requires a minimum closing bid price of $1.00 per share.  The Company has been given until July 15, 2008 to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “10-K”) and until August 15, 2008 to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, but is continuing to address the previously announced valuation issues relating to these reports and will be unable to file the 10-K within the time frame stated above.  The compliance deadlines for the MVPHS and bid price requirements were October 8, 2008 and December 29, 2008.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release dated July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: July 15, 2008	By:	/s/ Constance Perrine
		Name:	Constance Perrine
		Title:	Executive Vice President, Omni Financial Services, Inc. and President, Omni National Bank

EXHIBIT INDEX

Exhibit Number
99.1	Press release dated July 15, 2008.